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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-49024) and related Prospectus of Tejon Ranch Co. for the registration of subscription rights and shares of its common stock and to the incorporation by reference therein of our report dated February 11, 2000, with respect to the consolidated financial statements of Tejon Ranch Co. included in its Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Los Angeles, California

November 28, 2000